Exhibit 770
Kemper Small Cap Value Fund
Form N-SAR for the period ended 11/30/98
File No. 811-5385
Kemper Small Cap Value Fund




Offering Date: 7/31/98
Description of Security: Maxtor Corp.
Total Amount of Underwriting: 38,000,000 Shares
Name of Fund: Kemper Small Cap Value Fund
Amount Purchased: 690,000 Shares
Affiliate That Participated in Underwriting: Gruntal and
Co., L.L.C.
Amount Purchased 25% Limit*: 2.0%
Purchased From: Salomon Smith Barney Holdings Inc.
Underwriting syndicates members: Salomon Smith Barney
Holdings Inc., Hambrecht & Quist LLC, Lehman Brothers
Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
NationsBanc Montgomery Securities LLC, ABN Amro
Incorporated, BancAmerica Robertson Stephens, Bear
Stearns & Co. Inc., CIBC Oppenheimer Corp., Credit Suisse
First Boston Corporation, Donaldson, Lufkin & Jenrette
Securities Corp., Goldman, Sachs & Co., Morgan Stanley &
Co. Incorporated, Adams, Harkness & Hill Inc., Fahnestock
& Co., Inc., Needham & Company, Inc., Sands Brothers &
Co., Ltd., SoundView Financial Group, Inc., C.E.
Unterberg, Towbin





* The amount purchased may not be greater than 25% of the total principal amount of an issue. Percentage applies to all Funds purchasing shares.